Exhibit 99.2

Compass Diversified Holdings
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Compass Group Diversified Holdings LLC (the “LLC”) and Compass Diversified Holdings (“Holdings” and, together with the LLC, collectively the "Company,") acquires and manages small to middle market businesses in the ordinary course of its business. On November 1, 2023, the LLC, solely in its capacity as the representative (the “Equityholders’ Representative”) of the holders (the “Equityholders”) of stock and options of Wheelhouse Holdings Inc. (“Wheelhouse”), a majority owned subsidiary of the LLC, entered into a definitive Agreement and Plan of Merger (the “Agreement”) with Fox Factory, Inc. (“Purchaser”), Marucci Merger Sub, Inc. (“Merger Sub”) and Wheelhouse, to sell to Purchaser all of the issued and outstanding securities of Wheelhouse, the parent company of the operating entity, Marucci Sports, LLC, through a merger of Merger Sub with and into Wheelhouse, with Wheelhouse surviving the merger and becoming a wholly owned subsidiary of Purchaser (the “Merger”). On November 14, 2023, the parties completed the Merger pursuant to the Agreement.
The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial statements of the Company including certain pro forma adjustments and has been prepared to illustrate the effect on the historical condensed consolidated financial statements of the Company of the sale of Wheelhouse (the “Marucci Disposition”) for a total enterprise value of $572 million, and estimated net proceeds of approximately $482.8 million at closing which include repayment of $87.3 million in intercompany loans from Wheelhouse. The sale of Wheelhouse is further described in Item 2.01 of this Current Report on Form 8-K.
The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2023 and the years ended December 31, 2022, 2021 and 2020, give effect to the Marucci Disposition as if it had occurred as of the beginning of the earliest period presented. The unaudited pro forma condensed consolidated balance sheet gives effect to the pro forma adjustments necessary to reflect the Marucci Disposition as if it occurred on September 30, 2023.
The “as reported” financial information for both Compass Diversified Holdings and Marucci are derived from the audited financial statements of the Company for the years ended December 31, 2022, 2021 and 2020 as filed on Form 10-K and the unaudited financial statements of the Company as of September 30, 2023 and for the nine months ended September 30, 2023, as filed on Form 10-Q.
The "as adjusted" financial information for the three years ended December 31, 2022, 2021 and 2020 reflect the audited financial statements of the Company for the years ended December 31, 2022, 2021 and 2020, less the disposition of Compass AC Holdings, Inc. ("Advanced Circuits") which was sold on February 14, 2023. Advanced Circuits is presented as discontinued operations in the unaudited condensed consolidated statement of operations for the nine months ended September 30, 2023 and the unaudited condensed consolidated balance sheet as of September 30, 2023.
The unaudited pro forma financial information is prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would actually have been had the Marucci Disposition actually occurred on the dates presented or to project our results of operations or financial position for any future period. This financial information may not be predictive of the future results of operations or financial condition of the Company, as the Company's future results of operation and financial condition may differ significantly from the proforma amounts reflected herein due to a variety of factors.
The pro forma adjustments are described in the accompanying notes and are based upon information and assumptions available at the time of the filing of this Current Report on Form 8-K. This unaudited pro forma condensed consolidated financial information should be read in conjunction with the consolidated financial statements, including the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in our annual report on Form 10-K for the year ended December 31, 2022 and the condensed consolidated financial statements, and notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations contained in our quarterly report on Form 10-Q for the quarterly period ended September 30, 2023.

Exhibit 99.2
The pro forma adjustments to the statements of operations for all periods presented do not include the following:

■	The non-recurring gain on the Marucci Disposition. The gain will be included in the Company’s results for the year ended December 31, 2023, and,

■	Certain non-recurring transaction costs on closing of the sale estimated to be approximately $9.6 million.

Compass Diversified Holdings
Condensed Consolidated Pro Forma Balance Sheet
at September 30, 2023
(unaudited)

		Marucci Disposition
(in thousands)	Compass Diversified Holdings as Reported	Less: Marucci as Reported	Marucci Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings
Assets
Current assets:
Cash and cash equivalents	$64,737	$(180)	$170,800	(1a)	$235,357
Accounts receivable, net	349,839	(29,018)	—		320,821
Inventories	801,887	(39,704)	—		762,183
Prepaid expenses and other current assets	98,974	(2,057)	—		96,917
Total current assets	1,315,437	(70,959)	170,800		1,415,278
Property, plant and equipment, net	203,512	(17,126)	—		186,386
Goodwill	1,041,469	(83,833)	—		957,636
Intangible assets, net	1,069,995	(124,539)	—		945,456
Other non-current assets	180,399	(4,010)	—		176,389
Total assets	$3,810,812	$(300,467)	$170,800		$3,681,145
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$100,226	$(8,596)	$—		$91,630
Accrued expenses	191,068	(13,963)	38,900	(1b)	216,005
Due to related party	17,230	—	—		17,230
Current portion, long-term debt	10,000	—	—		10,000
Other current liabilities	35,795	(1,816)	—		33,979
Total current liabilities	354,319	(24,375)	38,900		368,844
Deferred income taxes	133,118	(3,930)	—		129,188
Long-term debt	1,775,776	—	(312,000)	(1c)	1,463,776
Other non-current liabilities	157,850	(1,573)	—		156,277
Total liabilities	2,421,063	(29,878)	(273,100)		2,118,085
Stockholders’ equity					—
Stockholders’ equity	1,139,580	—	200,300	(1b)	1,339,880
Noncontrolling interest	250,169	(26,989)			223,180
Total stockholders’ equity	1,389,749	(26,989)	200,300		1,563,060
Total liabilities and stockholders’ equity	$3,810,812	$(56,867)	$(72,800)		$3,681,145

Compass Diversified Holdings
Condensed Consolidated Pro Forma Statement of Operations
for the nine months ended September 30, 2023
(unaudited)

		Marucci Disposition
(in thousands, except per share data)	Compass Diversified Holdings as Reported	Less: Marucci as Reported	Marucci Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings

Net sales	$1,635,952	$144,065	$—		$1,491,887
Cost of sales	907,013	62,142	—		844,871
Gross profit	728,939	81,923	—		647,016
Operating expenses:
Selling, general and administrative expense	442,345	45,382	—		396,963
Management fees	51,911	—	(1,929)	(1d)	49,982
Amortization expense	79,708	7,802	—		71,906
Impairment expense	32,568		—		32,568
Operating income	122,407	28,739	1,929		95,597
Other income (expense):
Interest expense, net	(80,355)	(2)	17,331	(1e)	(63,022)
Amortization of debt issuance costs	(3,034)	—	—		(3,034)
Other expense, net	2,069	(31)	—		2,100
Income from continuing operations before income taxes	41,087	28,706	19,260		31,641
Provision for income taxes	20,227	5,150	—		15,077
Income from continuing operations	20,860	23,556	19,260		16,564
Less: Net income from continuing operations attributable to noncontrolling interest	14,892	1,502	—		13,390
Net income from continuing operations attributable to Holdings	$5,968	$22,054	$19,260		$3,174

Earnings per share - Basic and Fully Diluted
Net income from continuing operations attributable to Holdings	$5,968				$3,174
Less: Distributions paid - Allocation Interests	26,475				26,475
Less: Distributions paid - Preferred Shares	18,136				18,136
Less: Accrued Distributions - Preferred Shares	2,869				2,869
Less: Effect of contribution based profit - Holding Event	11,609		(2,084)	(1f)	9,525
Net loss from continuing operations attributable to common shares of Holdings	$(53,121)				$(53,831)

Basic and diluted weighted average shares outstanding	71,996				71,996
Basic and fully diluted loss per share attributable to Holdings - continuing operations	$(0.74)				$(0.75)

Compass Diversified Holdings
Condensed Consolidated Pro Forma Statement of Operations
for the year ended December 31, 2022
(unaudited)

				Marucci Disposition
(in thousands, except per share data)	Compass Diversified Holdings as Reported	Less: Advanced Circuits as Reported	Compass Diversified Holdings as Adjusted	Less: Marucci as Reported	Marucci Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings

Net sales	$2,264,044	$(89,503)	$2,174,541	$(165,411)	$—		$2,009,130
Cost of sales	1,356,300	(48,439)	1,307,861	(81,783)	—		1,226,078
Gross profit	907,744	(41,064)	866,680	(83,628)	—		783,052
Operating expenses:
Selling, general and administrative expense	553,637	(16,934)	536,703	(52,334)	—		484,369
Management fees	63,604	(500)	63,104	—	(3,151)	(1d)	59,953
Amortization expense	94,383	(13)	94,370	(9,681)	—		84,689
Impairment expense	20,552	—	20,552	—	—		20,552
Operating income	175,568	(23,617)	151,951	(21,613)	3,151		133,489
Other income (expense):
Interest expense, net	(83,506)	—	(83,506)	14	22,837	(1e)	(60,655)
Amortization of debt issuance costs	(3,740)	—	(3,740)	—	—		(3,740)
Loss on debt extinguishment	(534)	—	(534)	—	—		(534)
Other income (expense), net	(714)	268	(446)	(1,875)	—		(2,321)
Income from continuing operations before income taxes	87,074	(23,349)	63,725	(23,474)	25,988		66,239
Provision for income taxes	45,029	(3,616)	41,413	(4,320)	—		37,093
Income from continuing operations	42,045	(19,733)	22,312	(19,154)	25,988		29,146
Less: Income from continuing operations attributable to noncontrolling interest	15,051	(3,651)	11,400	(1,033)	—		10,367
Net income from continuing operations attributable to Holdings	$26,994	$(16,082)	$20,305	$(18,121)	$25,988		$18,779

Earnings per share - Basic and Fully Diluted
Net income from continuing operations attributable to Holdings	$26,994						$18,779
Less: Distributions paid - Preferred Shares	24,181						24,181
Less: Accrued Distributions - Preferred Shares	2,869						2,869
Less: Effect of contribution based profit - Holding Event	16,137	(2,219)			(886)	(1f)	13,032
Net loss from continuing operations attributable to common shares of Holdings	$(16,193)						$(21,303)

Basic and diluted weighted average shares outstanding	70,715						70,715
Basic and fully diluted loss per share attributable to Holdings - continuing operations	$(0.23)						$(0.30)

Compass Diversified Holdings
Condensed Consolidated Pro Forma Statement of Operations
for the year ended December 31, 2021
(unaudited)

				Marucci Disposition
(in thousands, except per share data)	Compass Diversified Holdings as Reported	Less: Advanced Circuits	Compass Diversified Holdings as Adjusted	Less: Marucci as Reported	Marucci Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings

Net sales	$1,932,155	$(90,487)	$1,841,668	$(118,166)	$—		$1,723,502
Cost of sales	1,165,149	(49,438)	1,115,711	(53,789)	—		1,061,922
Gross profit	767,006	(41,049)	725,957	(64,377)	—		661,580
Operating expenses:
Selling, general and administrative expense	474,481	(15,278)	459,203	(40,825)	—		418,378
Management fees	47,443	(500)	46,943	—	4,546	(1d)	51,489
Amortization expense	80,347	(39)	80,308	(6,633)	—		73,675
Operating income	164,735	(25,232)	139,503	(16,919)	(4,546)		118,038
Other income (expense):
Interest expense, net	(58,839)	—	(58,839)	5	—	(1e)	(58,834)
Amortization of debt issuance costs	(2,979)	—	(2,979)		—		(2,979)
Loss on sale of investment	(33,305)	—	(33,305)	—	—		(33,305)
Other income, net	(1,482)	299	(1,183)	(119)	—		(1,302)
Income from continuing operations before income taxes	68,130	(24,933)	43,197	(17,033)	(4,546)		21,618
Provision for income taxes	21,756	(3,419)	18,337	(3,070)	—		15,267
Income from continuing operations	46,374	(21,514)	24,860	(13,963)	(4,546)		6,351
Less: Income from continuing operations attributable to noncontrolling interest	11,735	(3,995)	7,740	(802)	—		6,938
Net income (loss) from continuing operations attributable to Holdings	$34,639	$(17,519)	$17,120	$(13,161)	$(4,546)		$(587)

Earnings per share - Basic and Fully Diluted
Net income (loss) from continuing operations attributable to Holdings	$34,639						$(587)
Less: Distributions paid - Allocation Interests	24,181						24,181
Less: Distributions paid - Preferred Shares	34,058						34,058
Less: Accrued Distributions - Preferred Shares	2,869						2,869
Less: Effect of contribution based profit - Holding Event	5,361				(13)	(1f)	5,348
Net loss from continuing operations attributable to common shares of Holdings	$(31,830)						$(67,043)

Basic and diluted weighted average shares outstanding	65,362						65,362
Basic and fully diluted loss per share attributable to Holdings - continuing operations	$(0.50)						$(1.03)

Compass Diversified Holdings
Condensed Consolidated Pro Forma Statement of Operations
for the year ended December 31, 2020
(unaudited)

				Marucci Disposition
(in thousands, except per share data)	Compass Diversified Holdings as Reported	Less: Advanced Circuits	Compass Diversified Holdings as Adjusted	Less: Marucci as Reported	Marucci Pro Forma Adjustments		Pro Forma Consolidated Compass Diversified Holdings

Net sales	$1,447,642	$(88,075)	$1,359,567	$(43,442)	$—		$1,316,125
Cost of sales	913,839	(49,237)	864,602	(22,098)	—		842,504
Gross profit	533,803	(38,838)	494,965	(21,344)	—		473,621
Operating expenses:
Selling, general and administrative expense	359,612	(15,194)	344,418	(20,578)	—		323,840
Management fees	34,249	(500)	33,749	—	(437)	(1d)	33,312
Amortization expense	61,935	(253)	61,682	(4,691)	—		56,991
Operating income	78,007	(22,891)	55,116	3,925	437		59,478
Other income (expense):
Interest expense, net	(45,768)	—	(45,768)	7	4,315	(1e)	(41,446)
Amortization of debt issuance costs	(2,454)	—	(2,454)	—	—		(2,454)
Other income, net	(2,613)	154	(2,459)	(42)	—		(2,501)
Income from continuing operations before income taxes	27,172	(22,737)	4,435	3,890	4,752		13,077
Provision for income taxes	13,606	(3,431)	10,175	1,390	—		11,565
Income (loss) from continuing operations	13,566	(19,306)	(5,740)	2,500	4,752		1,512
Less: Income (loss) from continuing operations attributable to noncontrolling interest	3,546	(4,026)	(480)	375	—		(105)
Net income from continuing operations attributable to Holdings	$10,020	$(15,280)	$(5,260)	$2,125	$4,752		$1,617

Earnings per share - Basic and Fully Diluted
Net income from continuing operations attributable to Holdings	$10,020						$1,617
Less: Distributions paid - Allocation Interests	9,087						9,087
Less: Distributions paid - Preferred Shares	23,678						23,678
Less: Accrued Distributions - Preferred Shares	2,869						2,869
Less: Effect of contribution based profit - Holding Event	7,070	(2,096)			—	(1f)	4,974
Net loss from continuing operations attributable to common shares of Holdings	$(32,684)						$(38,991)

Basic and diluted weighted average shares outstanding	63,151						63,151
Basic and fully diluted loss per share attributable to Holdings - continuing operations	$(0.51)						$(0.62)

Notes to Pro Forma Condensed Consolidated Financial Statements
(Unaudited)

Pro forma information is intended to reflect the impact of the Marucci Disposition on the Company's historical financial position and results of operations, as adjusted for the disposition of Advanced Circuits, which occurred in February 2023, through adjustments that are directly attributable to the transaction, that are factually supportable and, with respect to the pro forma statements of operations, that are expected to have a continuing impact. In order to accomplish this, the Company eliminated the historical results of Marucci from the Company's historical financial position and results of operations, as adjusted for the disposition of Advanced Circuits. Marucci's historical operations, for the current and prior period, including the gain on sale, will be presented as discontinued operations for financial reporting purposes beginning with the Company's Annual Report on Form 10-K for the year ended December 31, 2023.

The information in Note 1 provides a description of the pro forma adjustments from each line item in the pro forma condensed financial statements together with information explaining how the amounts were derived or calculated.

Note 1 - Pro Forma Adjustments
Balance Sheet
The following adjustments correspond to those included in the unaudited condensed consolidated pro forma balance sheet as of September 30, 2023:

    (1a) This adjustment reflects the cash proceeds from the Marucci Disposition, net of the assumed debt payoff as discussed in footnote (1c) below.

    (1b) This adjustment reflects the estimated gain on the Marucci Disposition as if the sale had occurred on September 30, 2023 and includes the estimated potential income tax effect. This gain may not be representative of what will actually be recorded during the year ended December 31, 2023, and the estimated tax effect has been calculated based on the sale of Marucci as a discrete item and does consider the effect of other income tax items during the current year.

    (1c) This adjustment represents the payoff of all debt outstanding under our revolving credit facility and the repayment of $200 million of our term debt that was outstanding at September 30, 2023 and December 31, 2022. The term debt was not outstanding at December 31, 2021 and 2020. The repayment of debt reflected in the pro forma financial statements is based on the amounts outstanding in the periods presented and may not be reflective of the amounts that will be repaid.

Statement of Operations
The following adjustments correspond to those included in the unaudited condensed consolidated pro forma statement of operations for the nine months ended September 30, 2023 and the years ended December 31, 2022, 2021 and 2020:

    (1d) This adjustment reflects the effect of the Marucci Disposition and repayment of the revolving credit facility and a partial repayment of the Company's term debt on the Management fee paid to our Manager during each of the periods presented, as applicable.

    (1e) This adjustment reflects the repayment of the revolving credit facility and a partial repayment of the Company's term debt during each of the periods presented, as applicable, using proceeds from the Marucci Disposition. The effect of paying off all revolver debt and a portion of the term debt in each of the periods presented, as applicable, was to reduce interest expense on the revolver debt for the periods presented and increase commitment (unused) fees associated with the revolver debt, and reduce interest expense on the term debt for the nine months ended September 30, 2023 and the year ended December 31, 2022. The term debt was issued in July 2022 and was not outstanding in the years ended December 2021 and 2020. Additionally, there was no amount outstanding under the revolving credit facility at December 31, 2021. Therefore, the year ended December 31, 2021 does not reflect a reduction in interest expense.

Earnings per Share
    (1f) The Company uses the two-class method to compute basic and fully diluted earnings per share. The two-class method requires companies to allocate participating securities that have rights to earnings that otherwise would have been available only to common shareholders as a separate class of securities in calculating earnings per share. The following is a summary of the effect of the Advanced Circuits Contribution Based Profit and the Marucci Contribution Based Profit from a Holding Event that is reflected as an adjustment to the calculation of earnings per share:

	Nine months ended	Years ended
	September 30, 2023	December 31, 2022	December 31, 2021	December 31, 2020

Less: Effect of contribution based profit - Advanced Circuits Holding Event	N/a	2,219	—	2,096

Less: Effect of contribution based profit - Marucci Holding Event	2,084	886	13	—